UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2023

ATAI LIFE SCIENCES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, Mr. Stephen Bardin, the Chief Financial Officer (principal financial officer) of atai Life Sciences N.V. (the “Company”) went on parental leave.   On October 13, 2023, the Supervisory Board of Directors (the “Board”) of the Company temporarily appointed Ms. Anne Johnson, the Company’s Chief Accounting Officer (principal accounting officer), to act as the Company’s Interim Chief Financial Officer (principal financial officer) while Mr. Stephen Bardin is on parental leave. Upon Mr. Bardin’s return from parental leave, Mr. Bardin will return to his role as Chief Financial Officer (principal financial officer) and Ms. Johnson will continue her role as Chief Accounting Officer (principal accounting officer). The Board appointed Ms. Johnson due to, among other things, her financial expertise and existing leadership role with the Company.

Biographical information, along with a description of Ms. Johnson’s employment agreement, is set forth in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2023, filed with the Securities and Exchange Commission on May 11, 2023, and such information is incorporated herein by reference. Ms. Johnson will not receive additional compensation in connection with her role as Interim Chief Financial Officer (principal financial officer) during Mr. Bardin’s parental leave.  There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson was designated as Interim Chief Financial Officer (principal financial officer). Ms. Johnson has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe”,  “may”, “will”, “estimate”, “continue”, “anticipate”,  “intend”,  “expect”, “could”,  “would”, “project”, “plan”, “potentially”, “preliminary”, “likely”, and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements contained in this Form 8-K other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding executive officer transition and timing.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: our limited operating history, historical losses, and anticipation that we will continue to incur significant losses for the foreseeable future; we will require substantial additional funding to achieve our business goals, including the development and any commercialization of our product candidates; we have never generated revenue and may never be profitable; our product candidates contain controlled substances, the use of which may generate public controversy; clinical and preclinical development is uncertain, and our programs may experience delays or may never advance to clinical trials; our reliance on third parties to assist in conducting our clinical trials and impact to such trials based on factors including failure by third parties to meet trial or testing deadlines; our reliance on qualified therapists working at third-party clinical trial sites to administer certain of our product candidates and failure to recruit and retain a sufficient number of therapists; the timing and outcome of regulatory review and/or approvals, which are necessary prior to commercialization; research and development of drugs targeting the central nervous system, or CNS, is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others; significant competition; obtaining, maintaining and protecting our intellectual property; restricted operating activity as a result of covenants in any financing arrangements, including our loan agreement with Hercules Capital, Inc.; our aggregate tax burden based on our management and operational activity. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties, and assumptions described in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and our quarterly reports on Form 10-Q, as may be updated by other filings we file with or furnish to the SEC.

Any forward-looking statements made herein speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: October 13, 2023	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer